Exhibit 99.1

FOR IMMEDIATE RELEASE

INVENTURE FOODS RECEIVES APPROVAL TO MOVE LISTING TO THE NASDAQ GLOBAL MARKET

PHOENIX, Feb. 17, 2011 — Inventure Foods, Inc. (NASDAQ: SNAK),  a leading food manufacturer, announced today that it has received approval by NASDAQ’s Listing Qualifications Department to list its common stock on the NASDAQ Global Market. The Company anticipates that its common stock will commence trading on the NASDAQ Global Market effective February 18, 2011 under its current symbol “SNAK.” Until that time, the Company’s common stock will continue to trade on the NASDAQ Capital Market.

“We are proud to have qualified for the NASDAQ Global Market,” said Steve Weinberger, Chief Financial Officer of Inventure.  “This move is a significant milestone for the Company, and reflects our continued rapid growth and strong financial results.   We believe inclusion in this higher tier of companies reflects our commitment to increasing shareholder value, while improving both visibility for investors and exposure to financial markets.”

About Inventure Foods, Inc.

With manufacturing facilities in Arizona, Indiana and Washington, Inventure Foods, Inc. (NASDAQ: SNAK) is a marketer and manufacturer of Intensely Different™ food brands under a variety of owned or licensed brand names, including T.G.I. Friday’s®, Poore Brothers®, Bob’s Texas Style®, BURGER KING™, Boulder Canyon Natural Foods™, Tato Skins®, Rader Farms® and Jamba®. For further information about Inventure Foods, please visit www.inventurefoods.com.

Contact:

Inventure Foods, Inc.

Steve Weinberger, Chief Financial Officer

(623) 932-6200